                                                                  EXHIBIT 23.8.4


                         INDEPENDENT AUDITORS' CONSENT

General Partners
Georgetown of Columbus Associates, Limited:

We consent to the use of our reports relating to the audits of the financial statements as of and for the years ended December 31, 1997, 1996, and 1995 of Georgetown of Columbus Associates, Limited, included herein and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                                           KPMG PEAT MARWICK LLP


Greenville, South Carolina
October 6, 1998